UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Second Quarter Earnings of $23.0 Million, an Increase of 20.9 Percent

Selected financial highlights:

·	Earnings per share of $0.57 vs. $0.47 per share a year ago

·	Average earning assets increased 8.4 percent to $9.9 billion

·	Nonperforming loans were $23.1 million, or 0.52 percent of loans of $4.4 billion, well below industry levels

·	Average total deposits increased 8.9 percent to $8.3 billion

·	Noninterest income increased 15.2 percent to $89.1 million

·	Tier 1 capital ratio remains strong at 13.2 percent

Kansas City, Mo. (July 28, 2010) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended June 30, 2010 of $23.0 million or $0.57 per share ($0.57 diluted). This is an increase of $4.0 million, or 20.9 percent, compared to second quarter 2009 earnings of $19.0 million or $0.47 per share ($0.47 diluted). Earnings for the six months ended June 30, 2010 were $49.2 million or $1.23 per share ($1.22 diluted). This is an increase of $7.6 million, or 18.2 percent, compared to the prior year-to-date earnings of $41.6 million or $1.03 per share ($1.02 diluted).

“We are executing on our strategies, as evidenced by this quarter’s results, in spite of the continuing effects of the weak economy and low interest rates,” noted Mariner Kemper, Chairman and Chief Executive Officer of UMB Financial Corporation. “At a time when improvements in industry earnings are driven in part by decreasing provision for loan losses, I am particularly proud of our positive results considering we did not benefit from provision reductions. We take pride in knowing that our business model – anchored by diverse revenue streams – drives solid performance in all types of economic environments.”

Net Interest Income and Margin

Net interest income for the second quarter of 2010 increased $3.5 million, or 4.7 percent, compared to the same period in 2009. Average earning assets increased by $770.8 million, or 8.4 percent, compared to the second quarter of 2009. This increase was due to a $776.9 million, or 18.7 percent, increase in average total securities, including trading securities. Net interest margin decreased 13 basis points to 3.29 percent for the three months ended June 30, 2010 compared to the same quarter in 2009.

Noninterest Income and Expense

Noninterest income increased $11.8 million, or 15.2 percent, for the three months ended June 30, 2010 compared to the same period in 2009. This increase is primarily attributed to increased trust and securities processing income of $10.0 million, or 34.9 percent, for the three months ended June 30, 2010 compared to the same period in 2009. This increase was primarily due to a $4.3 million, or 38.3 percent, increase in fund administration and custody services and a $4.5 million, or 59.1 percent, increase in advisory fee income from the Scout Funds.

Noninterest expense increased $7.2 million, or 6.1 percent, for the three months ended June 30, 2010 compared to the same period in 2009. The primary drivers of this increase are higher salary and benefits expense of $4.0 million, or 6.6 percent, and increased processing fees of $3.1 million, or 37.8 percent. Salaries and benefits increased mostly due to higher base salary, commission, and health insurance costs. The processing fees increase, which is correlated to the increase in trust and securities processing income noted above, is due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

“During the second quarter, we continued to achieve greater scale in the overall diversity of our revenue mix,” said Peter deSilva, President and Chief Operating Officer. “Assets under management in our Scout Funds grew from $5.2 billion at June 30, 2009 to $7.0 billion at June 30, 2010. Fee income from our fund services business and advisory fee income from the Scout funds made strong contributions as well this quarter, with a 38.3 and 59.1 percent increase, respectively, compared to last year. Additionally, we signed a definitive agreement during the quarter with Prairie Capital Management which has assets under management of $2.2 billion. Prairie Capital Management will provide our wealth management clients with the sophisticated products and services they need to accumulate, grow and protect their wealth.”

Balance Sheet

Average total assets for the three months ended June 30, 2010 were $10.9 billion compared to $10.0 billion for the same period in 2009, an increase of $851.4 million, or 8.5 percent. Average earning assets increased by $770.8 million for the period, or 8.4 percent.

Actual loan balances on June 30, 2010 were $4.4 billion, an increase of $116.5 million, or 2.7 percent, compared to 2009. Real estate loans increased $215.6 million, or 12.7 percent, due to increases in commercial real estate and home equity loans. Commercial loans decreased $86.9 million, or 4.2 percent. Average loan balances for the three months ended June 30, 2010 and 2009 were flat at $4.4 billion.

Nonperforming loans increased to $23.1 million at June 30, 2010 from $14.1 million at June 30, 2009. As a percentage of loans, nonperforming loans increased to 0.52 percent as of June 30, 2010 compared to 0.33 percent at June 30, 2009. This increase continues to be predominately due to one syndicated national credit, which was placed on nonaccrual during 2009. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of March 31, 2010 was 4.14 percent. The company’s allowance for loan losses totaled $70.1 million, or 1.58 percent of loans as of June 30, 2010 compared to $55.1 million, or 1.27 percent of loans as of June 30, 2009.

For the three months ended June 30, 2010, average securities, including trading securities, totaled $4.9 billion. This is an increase of $776.9 million, or 18.7 percent, from the same period in 2009.

Average total deposits increased $679.9 million, or 8.9 percent, to $8.3 billion for the three months ended June 30, 2010 compared to the same period in 2009. Average money market accounts increased by $266.9 million, or 18.6 percent, in 2010 as compared to 2009. Average noninterest-bearing demand deposits increased $319.2 million, or 13.0 percent, compared to 2009. Total deposits as of June 30, 2010 were $8.4 billion, compared to $7.7 billion at June 30, 2009, a 9.7 percent increase.

“The securities portfolio is again the largest earning asset on our balance sheet. While the interest rate environment continues to challenge the financial industry, we effectively managed our duration, interest rate, and liquidity risks,” said Mike Hagedorn, Chief Financial Officer. “UMB is well positioned despite the pressures the industry is facing. Executing on our business model has continued to deliver sound financial results, as we are not overly dependent on any one core business for growth.”

As of June 30, 2010, UMB had total shareholders’ equity of $1.1 billion, an increase of 7.7 percent over June 30, 2009. The company declared its regular quarterly cash dividend of $0.185 cents per share to be paid on October 1, 2010, to shareholders of record at the close of business on September 10, 2010.

Year-to-Date

Earnings for the six months ended June 30, 2010 were $49.2 million or $1.23 per share ($1.22 diluted). This is an increase of $7.6 million, or 18.2 percent, compared to the prior year-to-date earnings of $41.6 million or $1.03 per share ($1.02 diluted).

Net interest income for the six months ended June 30, 2010 increased $4.1 million, or 2.7 percent, compared to the same period in 2009. Net interest margin decreased to 3.24 percent for the six months ended June 30, 2010 as compared to 3.41 percent for the same period in 2009.

Noninterest income increased $29.3 million, or 20.0 percent, to $175.5 million for the six months ended June 30, 2010 as compared to the same period in 2009. The increase is primarily attributable to higher trust and securities processing income. Trust and securities processing income increased $20.7 million, or 38.6 percent, for year-to-date June 30, 2010 as compared to the same period in 2009. Gains from the sale of securities available for sale of $6.5 million were recognized during the first six months of 2010.

Noninterest expense increased $18.0 million, or 8.0 percent, for the six months ended June 30, 2010 compared to the same period in 2009. Salary and employee benefit expense increased by $8.2 million, or 7.0 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees increased $7.1 million, or 46.9 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

The company plans to host a conference call to discuss its second quarter financial results on July 28, 2010, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 1-800-762-8779 or (U.S.) 1-480-629-9771 or by following the Web link to the live call or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until August 11, 2010, by calling (toll-free) 1-800-406-7325 or (U.S.) 1-303-590-3030. The replay pass code required for playback is conference ID 4324369. The call replay may also be accessed via the company's Web site, umb.com, by visiting the Investor Relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri,

Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
		June 30,
Assets	2010		2009

Loans	$4,448,418		$4,331,887
Allowance for loan losses	(70,110)		(55,109)

Net loans	4,378,308		4,276,778

Loans held for sale	10,439		38,060
Investment securities:
Available for sale	4,925,822		3,826,390
Held to maturity	57,075		48,757
Trading securities	47,779		38,023
Federal Reserve Bank Stock and other	21,838		21,962

Total investment securities	5,052,514		3,935,132

Federal funds and resell agreements	29,636		130,100
Interest-bearing due from banks	718,410		698,246
Cash and due from banks	311,171		359,469
Bank premises and equipment, net	213,648		220,280
Accrued income	61,810		61,076
Goodwill	131,356		123,627
Other intangibles	53,015		39,769
Other assets	101,973		72,589

Total assets	$11,062,280		$9,955,126

Liabilities
Deposits:
Noninterest-bearing demand	$2,865,776		$2,512,369
Interest-bearing demand and savings	4,047,404		3,557,310
Time deposits under $100,000	716,839		784,535
Time deposits of $100,000 or more	790,373		819,795

Total deposits	8,420,392		7,674,009

Federal funds and repurchase agreements	1,400,866		1,088,446
Short-term debt	19,722		35,996
Long-term debt	18,216		31,073
Accrued expenses and taxes	117,837		110,255
Other liabilities	16,749		23,363

Total liabilities	9,993,782		8,963,142

Shareholders' Equity
Common stock	55,057		55,057
Capital surplus	715,038		709,839
Retained earnings	596,973		529,448
Accumulated other comprehensive income	60,378		44,238
Treasury stock	(358,948)		(346,598)

Total shareholders' equity	1,068,498		991,984

Total liabilities and shareholders' equity	$11,062,280		$9,955,126

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2010	2009	2010		2009

Loans	$ 55,949	$53,535	$109,432		$106,335
Securities:
Taxable interest	22,496	25,818	46,275		54,935
Tax-exempt interest	7,028	7,168	14,345		14,188

Total securities income	29,524	32,986	60,620		69,123
Federal funds and resell agreements	47	50	109		181
Interest-bearing due from banks	1,032	942	2,350		1,787
Trading securities	181	194	323		362

Total interest income	86,733	87,707	172,834		177,788

Interest Expense
Deposits	8,462	12,609	18,085		26,433
Federal funds and repurchase agreements	503	537	948		1,197
Long-term debt	100	387	360		777

Total interest expense	9,065	13,533	19,393		28,407

Net interest income	77,668	74,174	153,441		149,381
Provision for loan losses	8,100	6,300	16,410		12,300

Net interest income after provision for loan losses	69,568	67,874	137,031		137,081

Noninterest Income
Trust and securities processing	38,615	28,635	74,187		53,534
Trading and investment banking	5,530	8,977	12,557		13,838
Service charges on deposits	20,163	21,135	40,683		41,929
Insurance fees and commissions	1,287	886	2,986		2,456
Brokerage fees	1,598	1,512	2,934		3,864
Bankcard fees	13,979	11,142	25,998		22,089
Gains on sale of securities available for sale, net	1,136	1,849	6,518		1,891
Other	6,792	3,187	9,643		6,632

Total noninterest income	89,100	77,323	175,506		146,233

Noninterest Expense
Salaries and employee benefits	63,552	59,596	125,805		117,593
Occupancy, net	8,924	8,572	17,844		16,716
Equipment	11,213	11,998	22,083		24,994
Supplies and services	4,680	5,570	9,387		10,947
Marketing and business development	4,430	4,171	8,135		7,361
Processing fees	11,214	8,140	22,242		15,143
Legal and consulting	2,770	2,644	4,392		4,192
Bankcard	4,360	2,927	7,550		6,884
Amortization of other intangibles	2,442	1,495	4,533		2,471
Regulatory fees	3,516	7,908	6,754		9,635
Other	9,021	5,859	14,750		9,587

Total noninterest expense	126,122	118,880	243,475		225,523

Income before income taxes	32,546	26,317	69,062		57,791
Income tax provision	9,533	7,290	19,864		16,163

Net income	$ 23,013	$19,027	$49,198		$41,628

Per Share Data
Net income - basic	$ 0.57	$0.47	$1.23		$1.03
Net income – diluted	0.57	0.47	1.22		1.02
Dividends	0.185	0.175	0.370		0.350
Weighted average shares outstanding	40,079,714	40,374,963	40,084,593		40,485,689

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	41,628	-	-	41,628
Change in unrealized gains on
securities	-	-	-	3,133	-	3,133

Total comprehensive income						44,761
Cash dividends ($0.35 per share)	-	-	(14,253)	-	-	(14,253)
Purchase of treasury stock	-	-	-	-	(17,298)	(17,298)
Issuance of equity awards	-	(1,263)	-	-	1,395	132
Recognition of equity based
compensation	-	2,571	-	-	-	2,571
Net tax benefit related to equity
compensation plans	-	169	-	-	-	169
Sale of treasury stock	-	221	-	-	106	327
Exercise of stock options	-	329	-	-	435	764

Balance – June 30,2009	$55,057	$709,839	$529,448	$44,238	$(346,598)	$991,984

Balance - January 1, 2010	$55,057	712,774	562,748	40,454	(355,482)	1,015,551
Comprehensive income
Net income	-	-	49,198	-	-	49,198
Change in unrealized gains on
securities	-	-	-	19,924	-	19,924

Total comprehensive income						69,122
Cash dividends ($0.37 per share)	-	-	(14,973)	-	-	(14,973)
Purchase of treasury stock	-	-	-	-	(5,211)	(5,211)
Issuance of equity awards	-	(1,225)	-	-	1,350	125
Recognition of equity based
compensation	-	2,882	-	-	-	2,882
Net tax benefit related to equity
compensation plans	-	147	-	-	-	147
Sale of treasury stock	-	233	-	-	125	358
Exercise of stock options	-	227	-	-	270	497

Balance – June 30, 2010	$55,057	715,038	596,973	60,378	(358,948)	1,068,498

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended June 30,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,418,479	5.08%	$4,433,564	4.85%
Securities:
Taxable	3,909,296	2.31	3,224,646	3.21
Tax-exempt	977,538	4.47	894,669	4.99

Total securities	4,886,834	2.74	4,119,315	3.60
Federal funds and resell agreements	43,402	0.43	45,967	0.44
Interest-bearing due from banks	551,402	0.75	539,774	0.70
Trading securities	40,399	1.92	31,056	2.84

Total earning assets	9,940,516	3.66	9,169,676	4.01
Allowance for loan losses	(67,991)		(55,336)
Other assets	983,600		890,399

Total assets	$10,856,125		$10,004,739

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,510,102	0.62%	$5,149,419	0.98%
Federal funds and repurchase agreements	1,345,516	0.15	1,254,984	0.17
Borrowed funds	46,154	0.87	55,023	2.82

Total interest-bearing liabilities	6,901,772	0.53	6,459,426	0.84
Noninterest-bearing demand deposits	2,771,267		2,452,041
Other liabilities	131,067		97,302
Shareholders' equity	1,052,019		995,970

Total liabilities and shareholders' equity	$10,856,125		$10,004,739

Net interest spread		3.13%		3.17%
Net interest margin		3.29		3.42

		Six Months Ended June 30,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,391,601	5.03%	$4,423,369	4.85%
Securities:
Taxable	3,823,603	2.44	3,454,857	3.21
Tax-exempt	979,218	4.58	874,301	5.08

Total securities	4,802,821	2.88	4,329,158	3.59
Federal funds and resell agreements	65,854	0.33	66,097	0.55
Interest-bearing due from banks	748,294	0.63	473,480	0.76
Trading securities	38,308	1.84	31,200	2.62

Total earning assets	10,046,878	3.63	9,323,304	4.02
Allowance for loan losses	(66,499)		(54,479)
Other assets	953,165		856,635

Total assets	$10,933,544		$10,125,460

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,587,925	0.65%	$5,173,137	1.03%
Federal funds and repurchase agreements	1,367,838	0.14	1,455,881	0.17
Borrowed funds	46,934	1.55	53,629	2.92

Total interest-bearing liabilities	7,002,697	0.56	6,682,647	0.86
Noninterest-bearing demand deposits	2,759,309		2,351,013
Other liabilities	127,346		97,388
Shareholders' equity	1,044,192		994,412

Total liabilities and shareholders' equity	$10,933,544		$10,125,460

Net interest spread	3.07%	3.16%
Net interest margin	3.24	3.41

SECOND QUARTER 2010
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2010	2009

Net interest income	$153,441	$149,381
Provision for loan losses	16,410	12,300
Noninterest income	175,506	146,233
Noninterest expense	243,475	225,523
Income before income taxes	69,062	57,791
Net income	49,198	41,628
Net income per share – Basic	1.23	1.03
Net income per share – Diluted	1.22	1.02
Return on average assets	0.91%	0.83%
Return on average equity	9.50%	8.44%

Three Months Ended June 30

Net interest income	$77,668	$74,174
Provision for loan losses	8,100	6,300
Noninterest income	89,100	77,323
Noninterest expense	126,122	118,880
Income before income taxes	32,546	26,317
Net income	23,013	19,027
Net income per share – Basic	0.57	0.47
Net income per share – Diluted	0.57	0.47
Return on average assets	0.85%	0.76%
Return on average equity	8.77%	7.66%

At June 30

Assets	$11,062,280	$9,955,126
Loans, net of unearned interest	4,448,418	4,331,887
Securities	5,052,514	3,935,132
Deposits	8,420,392	7,674,009
Shareholders' equity	1,068,498	991,984
Book value per share	26.42	24.42
Market price per share	35.56	38.01
Equity to assets	9.66%	9.96%
Allowance for loan losses	$70,110	$55,109
As a % of loans	1.58%	1.27%
Nonaccrual and restructured loans	$23,139	$14,123
As a % of loans	0.52%	0.33%
Loans over 90 days past due	$14,630	$6,833
As a % of loans	0.33%	0.16%
Other real estate owned	$6,737	$3,859
Net loan charge-offs quarter-to-date	$5,433	$5,196
As a % of average loans	0.49%	0.47%
Net loan charge-offs year-to-date	$10,440	$9,488
As a % of average loans	0.48%	0.44%

Common shares outstanding	40,443,242	40,626,555

Average Balances
Six Months Ended June 30

Assets	$10,933,544	$10,125,460
Loans, net of unearned interest	4,391,601	4,423,369
Securities	4,802,821	4,329,185
Deposits	8,347,234	7,524,150
Shareholders' equity	1,044,192	994,412

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		June 30, 2010
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 9,454,453	$3,612,422 $	7,179,066 $	673,680

Colorado

UMB Bank Colorado, n. a.	1,060,363	539,493	872,502	159,540

Kansas

UMB National Bank of America	645,783	218,700	411,476	65,275

Arizona

UMB Bank Arizona, n. a.	102,117	86,606	46,267	10,878

Banking - Related Subsidiaries

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Kansas City Realty Company
Kansas City Financial Cor UMB Bank &
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UMB Realty Company, LLC
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